Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is entered into on January [●], 2022 by Silver Spike Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), Silver Spike Acquisition Corp II, a Cayman Islands exempted company (including any successor entity thereto, including as resulting from the Domestication Merger or the Business Combination Merger (each as defined in the Business Combination Agreement (as hereinafter defined)), “SPAC”), Eleusis Inc., a Delaware corporation (“HoldCo”), and Eleusis Holdings Limited, a company incorporated under the laws of England and Wales with company number 10809365 (the “Company”). The Sponsor, SPAC, HoldCo, and the Company are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”.  Certain terms used in this Agreement have the applicable meanings ascribed to them in Section 3.1.

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 7,187,500 SPAC Class B Ordinary Shares (which constitute all of the outstanding SPAC Class B Ordinary Shares) and (ii) 5,166,667 SPAC Private Placement Warrants (which constitute all of the outstanding SPAC Private Placement Warrants);

WHEREAS, contemporaneously with the Parties’ execution and delivery of this Agreement, SPAC, HoldCo, the Company and certain other Persons have entered into that certain Business Combination Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”); and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
COVENANTS AND AGREEMENTS

Section 1.1          Restrictions on Transfer.

(a)          From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor (and each other Person to which any Promote Share or Private Placement Warrant is Transferred) shall not, directly or indirectly, Transfer any of the Promote Shares or Private Placement Warrants legally or beneficially owned by it, other than (A) pursuant to the Domestication Merger, the Business Combination Merger or as otherwise expressly permitted or required by the Business Combination Agreement or other definitive transaction agreements executed and delivered by (x) one or both of HoldCo and the Company and (y) each other party thereto, (B) pursuant to a Permitted Transfer or (C) as mutually agreed in writing by the Sponsor, HoldCo and the Company; provided that, in the case of any Transfer pursuant to the foregoing clause (B) (except in connection with clause (vi) under the definition of Permitted Transfer), each transferee of any Promote Share or Private Placement Warrant must enter into a written agreement with HoldCo and the Company agreeing to be bound by, and comply with, the provisions set forth in each of Section 1.1, Section 1.3(a), Section 1.3(b), Section 1.3(c) (to the extent that such transferee is a party to the Insider Letter or controls SPAC), the third and fourth sentences of Section 1.4, Section 1.5, Section 1.6, Section 1.8(a) and Article III (to the extent referenced in or otherwise applicable to the provisions set forth in any of the foregoing Sections) as if it were the Sponsor hereunder for purposes of such provisions and an original signatory hereto.

(b)          From the Closing until the earlier of (i) the Lock-up Release Date and (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor shall not, directly or indirectly, Transfer any of the Promote Shares legally or beneficially owned by it, other than (A) pursuant to a Permitted Transfer or (B) as mutually agreed in writing by the Sponsor and HoldCo; provided that, in the case of any Transfer pursuant to the foregoing clause (A) (except in connection with c(vi) under the definition of Permitted Transfer) or (B), each transferee of any Promote Share must enter into a written agreement with HoldCo agreeing to be bound by, and comply with, the transfer restrictions set forth in this Agreement as if such transferee were the Sponsor hereunder for purposes of such transfer restrictions and an original signatory hereto.  For the avoidance of doubt, the restrictions set forth in this Section 1.1(b) shall not apply to any Private Placement Warrants or to any shares of HoldCo Common Stock into which such Private Placement Warrants are converted or for which such Private Placement Warrants are exercised or exchanged (including by reason of any Equity Adjustment).

(c)          The Parties acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Promote Shares and Private Placement Warrants beneficially owned by the Sponsor (or any Person to which any Promote Share or Private Placement Warrant is Transferred) will remain subject to any restrictions on Transfer under all applicable securities laws and all rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Promote Share or Private Placement Warrant in violation of this Agreement will be null and void ab initio.

(d)          If, at any time following the Merger Effective Time and prior to the Lock-up Release Date, the shares of HoldCo Common Stock outstanding as of immediately following the Merger Effective Time shall have been changed into a different number of shares or a different class, by reason of any Equity Adjustment or otherwise, or any similar event shall have occurred, then the applicable HoldCo Closing Price specified in the definition of “Lock-up Release Date” will be equitably adjusted to reflect such change.

Section 1.2          Waiver of Anti-Dilution Provisions.  The Sponsor hereby irrevocably waives (for itself and for its successors, assigns and transferees), to the fullest extent permitted by applicable Law and the Governing Documents of SPAC, any anti-dilution or other protection with respect to the SPAC Class B Ordinary Shares or the shares of SPAC Successor Class B Common Stock that would result in the SPAC Class B Ordinary Shares or shares of SPAC Successor Class B Common Stock, as applicable, converting into other Equity Securities of SPAC or HoldCo in connection with any of the transactions contemplated by the Business Combination Agreement or any Ancillary Agreement (including the Domestication Merger, the Business Combination Merger and any Financing Arrangement) at a ratio greater than one-for-one (including the provisions of Article 17 of SPAC’s Amended and Restated Memorandum and Articles of Association and any corresponding provisions of SPAC Successor’s certificate of incorporation or bylaws).  The waiver specified in this Section 1.2 will be applicable only in connection with the Transactions (including the Domestication Merger, the Business Combination Merger and any Financing Arrangement) and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing. For the avoidance of doubt, the foregoing waiver does not waive the Sponsor’s rights under Section 17.8 of SPAC’s Amended and Restated Memorandum and Articles of Association (or any corresponding provision of SPAC Successor’s certificate of incorporation or bylaws), which provides that in no event may any SPAC Class B Ordinary Share (or share of SPAC Successor Class B Common Stock, as applicable) convert into SPAC Class A Ordinary Shares (or shares of SPAC Successor Class A Common Stock, as applicable) at a ratio that is less than one-for-one.

Section 1.3          Sponsor Support Agreements.

(a)          The Sponsor hereby irrevocably and unconditionally agrees, solely in its capacity as a shareholder of SPAC, that, unless this Agreement has been validly terminated in accordance with Section 3.3, at any meeting of the shareholders of SPAC (whether annual or special, however called and including any adjournment or postponement thereof), and in connection with any written consent of shareholders of SPAC, the Sponsor will, and will cause any other holder of record of any of the Sponsor’s voting Covered Securities:

(i)          to appear at such shareholder meeting or otherwise cause the Sponsor’s voting Covered Securities to be counted as present at such shareholder meeting, for purposes of establishing a quorum;

(ii)          to vote, or cause to be voted, in person or by proxy, at such shareholder meeting (or, as applicable, validly execute and deliver and take all other action necessary to grant legally effective consent to any action by written consent of the shareholders of SPAC) all of the Sponsor’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the shareholders of SPAC), in favor of the Transaction Proposals; and

(iii)          to vote, or cause to be voted, in person or by proxy, at such shareholder meeting (or, as applicable, take all action necessary to withhold consent to any action by written consent of the shareholders of SPAC) all of the Sponsor’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the shareholders of SPAC), against (A) any Business Combination Proposal and (B) any other action (x) that would reasonably be expected to prevent, materially impede, materially interfere with, materially delay or materially postpone the ability of SPAC to consummate the Transactions, (y) that would be in competition with or inconsistent with the Business Combination Agreement or any Ancillary Agreement or (z) that is intended, or would reasonably be expected, to prevent, materially impede, materially interfere with, materially delay or materially postpone or adversely affect in any material respect any of the Transactions or would reasonably be expected to result in any of the conditions to HoldCo’s obligations under the Business Combination Agreement not being satisfied as of the Closing.

The obligations of the Sponsor specified in this Section 1.3(a) will apply whether or not any of the Transaction Proposals is recommended by the SPAC Board and whether or not the SPAC Board has previously recommended any of the Transaction Proposals but changed such recommendation.

(b)          The Sponsor hereby irrevocably and unconditionally agrees not to elect to redeem any SPAC Ordinary Share in the SPAC Share Redemption or otherwise.

(c)          From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor will comply with and fully perform all of its covenants and agreements set forth in the Insider Letter, and the Sponsor shall not amend, restate, supplement or otherwise modify, or cause SPAC to amend, restate, supplement or otherwise modify or waive, any provision of the Insider Letter without the prior written consent of the Company.

Section 1.4          Further Assurances. From time to time, at the request of SPAC, HoldCo or the Company and for no additional consideration, the Sponsor will execute and deliver such additional documents and use commercially reasonable efforts to take all such further action as may be reasonably necessary or reasonably requested by SPAC, HoldCo or the Company to effect the actions and consummate the transactions contemplated by this Agreement, the Business Combination Agreement and each other Ancillary Agreement to which the Sponsor is a party.  For clarity, the preceding sentence shall not require the Sponsor to pay any monetary amount or make any financial accommodation or concession.  The Sponsor further agrees not to commence or participate (in a manner adverse to SPAC, HoldCo, the Company or any of their respective Related Persons) in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against SPAC, HoldCo, the Company or any of their respective Related Persons, relating to the negotiation, execution or delivery of the Business Combination Agreement, any of the Ancillary Agreements or any of the Transactions (including any Action (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Business Combination Agreement or any of the Ancillary Agreements or (b) alleging a breach of any fiduciary duty of the SPAC Board in connection with this Agreement, the Business Combination Agreement, any other Ancillary Agreement, any of the Transactions or any of the transactions contemplated hereby).  Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of the Sponsor to enforce its rights under this Agreement or any other Ancillary Agreement to which the Sponsor is a party or seek any other remedies with respect to any breach of this Agreement or such other Ancillary Agreement by any other party hereto or thereto, including by commencing any Action in connection therewith.

Section 1.5          No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor has not entered into, and will not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder.

Section 1.6          Permitted Disclosure. The Sponsor hereby authorizes each of HoldCo, the Company, SPAC and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Governmental Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, the Sponsor’s identity and ownership of Equity Securities of SPAC or HoldCo, as applicable, and the Sponsor’s obligations under this Agreement.

Section 1.7          Disclosure; Public Announcements.  None of HoldCo, the Company or SPAC shall publish or disclose in any announcement, filing or disclosure the Sponsor’s identity or ownership of Equity Securities of SPAC or HoldCo or the nature of the Sponsor’s obligations under this Agreement unless such publication or disclosure is required to be made by any Governmental Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC.  The Sponsor agrees to be bound by, and comply with, the provisions of Section 13.12 (Publicity) of the Business Combination Agreement (including the definitions of any defined terms used in such section of the Business Combination Agreement), which provisions are incorporated herein by reference as if set forth herein, as if the Sponsor was an original signatory to the Business Combination Agreement solely with respect to such provisions.

Section 1.8          Support of the Transactions.

(a)          From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor will not, and the Sponsor will instruct and use reasonable best efforts to cause its Representatives not to, (A) make any proposal or offer that constitutes a Business Combination Proposal, (B) initiate discussions or negotiations with any Person with respect to a Business Combination Proposal (other than to inform such Person of the Sponsor’s obligations pursuant to this Section 1.8(a)) or (C) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company and its representatives.  From and after the date hereof, the Sponsor will, and will instruct and cause its Representatives, its Affiliates and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Company and its Representatives).

(b)          Subject to the terms and conditions set forth in the Business Combination Agreement, and to applicable Laws, from the date hereof until the valid termination of this Agreement, the Sponsor will use commercially reasonable efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers and the other transactions contemplated by the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein (provided that this sentence will not require the Sponsor to pay any monetary amount or make any financial accommodation or concession), and will not take any action that would reasonably be expected to materially delay, materially impede or prevent the satisfaction of any of the conditions to the Business Combination Merger set forth in Article 11 (Conditions to Obligations) of the Business Combination Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1          Representations and Warranties of the Sponsor. The Sponsor represents and warrants to HoldCo and the Company as follows:

(a)          Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)          Ownership.  As of the date hereof, the Sponsor is the sole holder of record and beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to 7,187,500 SPAC Class B Ordinary Shares and 5,166,667 SPAC Private Placement Warrants (collectively, the Sponsor’s “Owned Securities”), and there exists no Lien or any other limitation or restriction affecting any of such Owned Securities (including any restriction on the right to vote, sell or otherwise dispose of any of such Owned Securities), other than pursuant to (i) this Agreement, (ii) SPAC’s Governing Documents, (iii) the Business Combination Agreement or the Ancillary Agreements, (iv) the Insider Letter or (v) applicable securities Laws.  As of the date hereof, the Sponsor does not own of record or beneficially (or have any right, option or warrant to acquire) any Equity Security of SPAC or any of its Subsidiaries (or any indebtedness convertible into or exercisable or exchangeable for any Equity Security of SPAC) or any interest therein, other than the Sponsor’s Owned Securities.  Except pursuant to this Agreement, the Sponsor’s Owned Securities are not subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Owned Securities.

(c)          No Conflicts.  The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of the Sponsor or (ii) require any consent, waiver or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Sponsor’s Covered Securities), the absence of which consent, waiver or approval, or omission of which action, would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(d)          Litigation.  There is no Action pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e)          Brokerage Fees.  Except as disclosed in Section 5.14 of the SPAC Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Ancillary Agreement, any of the Transactions or any of the transactions contemplated hereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Sponsor, on behalf of, the Sponsor for which SPAC, HoldCo, the Company or any of their respective Subsidiaries would have any obligation.

(f)          Affiliate Arrangements. Except as disclosed in the prospectus, dated March 10, 2021, filed in connection with SPAC’s initial public offering, neither Sponsor nor any of its Affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with SPAC or any of its Subsidiaries (other than the Business Combination Agreement or any other Contract relating to the Transactions that is expressly contemplated by the Business Combination Agreement) or (ii) is (or will be) entitled to receive from SPAC, HoldCo, the Company or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of SPAC’s initial Business Combination (regardless of the type or form of such transaction, and including, for the avoidance of doubt, the Mergers).

(g)          Acknowledgment.  The Sponsor has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby.  The Sponsor understands and acknowledges that the Company’s willingness to enter into the Business Combination Agreement was conditioned upon and materially induced by the Sponsor’s execution and delivery of this Agreement and performance of its obligations hereunder.

ARTICLE III
MISCELLANEOUS

Section 3.1          Definitions.

(a)          Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b)          As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Covered Securities” means (i) all of the Sponsor’s Owned Securities and (ii) all other Equity Securities of SPAC of which the Sponsor has beneficial ownership (whether pursuant to any Equity Adjustment or otherwise), as of any applicable time after the date hereof but before the Closing.

“Equity Securities” means, with respect to any Person, any share of capital stock of, or other equity interest in, such Person, any subscriptions, options, stock appreciation rights, warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for any share of capital stock of, or other equity interest in, such Person, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre‑emptive, contractual or by matter of law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests, of such Person or the value of which is determined by reference to shares or other equity interests of such Person, or any voting trusts, proxies or agreements of any kind which may obligate such Person to issue, purchase, register for sale, redeem or otherwise acquire any shares or other equity interests of such Person.

“HoldCo” has the meaning set forth in the preamble hereto.

“HoldCo Closing Price” means, with respect to any given Trading Day, the closing price per share of HoldCo Common Stock on such Trading Day, as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

“Insider Letter” means that certain letter agreement, dated March 10, 2021, between SPAC, the Sponsor and the officers and directors of SPAC.

“Lock-up Release Date” means the earlier of (i) the first anniversary of the Closing Date and (ii) the first day after the Closing on which the HoldCo Closing Price has been greater than or equal to $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 Trading Days within any period of 30 consecutive Trading Days commencing at least 150 days after the Closing Date.

 “Owned Securities” has the meaning set forth in Section 2.1(b).

“Party” has the meaning set forth in the preamble hereto.

“Permitted Transfer” means any Transfer (i) to HoldCo’s or SPAC’s officers or directors, any affiliates or family members of any of HoldCo’s or SPAC’s officers or directors, or any shareholder, member, partner or holder of any other equity interest in the Sponsor or any affiliates of the Sponsor, (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by virtue of the laws of the jurisdiction of organization of the Sponsor or the Sponsor’s Governing Documents, as amended from time to time, upon dissolution of the Sponsor or (vi) in the event of HoldCo’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of HoldCo’s stockholders having the right to exchange their shares of HoldCo Common Stock for cash, securities or other property subsequent to the Closing.

“Private Placement Warrants” means 5,166,667 SPAC Private Placement Warrants or any other Equity Securities of SPAC or HoldCo into which such SPAC Private Placement Warrants are converted or for which such SPAC Private Placement Warrants are exercised or exchanged (including by reason of any Equity Adjustment or any of the Transactions).

“Promote Shares” means 7,187,500 SPAC Class B Ordinary Shares or any other Equity Securities of SPAC or HoldCo into which such SPAC Class B Ordinary Shares are converted or for which such SPAC Class B Ordinary Shares are exercised or exchanged (including by reason of any Equity Adjustment or any of the Transactions).

“Related Person” means, with respect to any specified Person, any former, current or future (i) Affiliate, equityholder, member, partner, director, manager, officer, employee, agent, representative, heir, successor or assign of such specified Person or (ii) any Affiliate, equityholder, member, partner, director, manager, officer, employee, agent, representative, heir, successor or assign of any Person described in the preceding clause (i).

“Representative” means, with respect to any specified Person, any director, manager, officer, employee, agent, attorney, advisor or other representative of such specified Person.

“SPAC” has the meaning set forth in the preamble hereto.  For the avoidance of doubt, references herein to SPAC shall also be deemed to be references to SPAC Successor.

“Sponsor” has the meaning set forth in the preamble hereto.

“Trading Day” means any day on which shares of HoldCo Common Stock are actually traded on the principal securities exchange or securities market on which shares of HoldCo Common Stock are then traded.

“Transfer” means the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber, grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

Section 3.2          Construction.  This Agreement and all of its provisions shall be interpreted in accordance with section 1.2 (Construction) of the Business Combination Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.3          Termination.  This Agreement and all of its provisions shall automatically terminate and be of no further force or effect (a) upon the earlier of (i) the termination of the Business Combination Agreement in accordance with its terms and (ii) the Lock-Up Release Date or (b) as mutually agreed in writing by the Parties in accordance with Section 3.5.  Upon any valid termination of this Agreement, all obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from any liability arising in respect of any breach of this Agreement prior to such termination.  Notwithstanding anything to the contrary herein, Article III shall survive the termination of this Agreement.

Section 3.4          Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties.

Section 3.5          Amendment.  Except for any termination of this Agreement pursuant to clause (a) of the first sentence of Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement providing therefor by (a) prior to the Closing, SPAC, HoldCo, the Company and the Sponsor and (b) from and after the Closing, HoldCo and the Sponsor.

Section 3.6          Waiver.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties.  No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7          No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8          Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 3.8 for the applicable Party) (provided that any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), in each case, addressed as follows (or to such other address(es) or email address(es) as may be designated from time to time by a Party in accordance with this Section 3.8):

If to SPAC prior to the Merger Effective Time, to:

Silver Spike Acquisition Corp II
660 Madison Avenue, Suite 1600
New York, NY 10065
Attn:          Greg Gentile
Email:        notices@silverspikecap.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:          William J. Chudd
    Lee Hochbaum
Email:        william.chudd@davispolk.com
    lee.hochbaum@davispolk.com

If to SPAC after the Merger Effective Time or to HoldCo or the Company, to:

c/o Eleusis Holdings Limited
99 Wall Street #2205
New York, NY 10005
Attn:          Shlomi Raz
    Paul Slattery
Email:        shlomi.raz@eleusisltd.com
    paul.slattery@eleusisltd.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:          Joshua M. Dubofsky
    Haim Zaltzman
    Kristen S. Grannis
Email:        josh.dubofsky@lw.com
    haim.zaltzman@lw.com
    kristen.grannis@lw.com

If to the Sponsor, to:

Silver Spike Sponsor II, LLC
660 Madison Avenue Suite 1600
New York, New York 10065
Attn:          Greg Gentile
Email:        notices@silverspikecap.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:          William J. Chudd
    Lee Hochbaum
Email:        william.chudd@davispolk.com
    lee.hochbaum@davispolk.com

Section 3.9          Other Provisions. The provisions set forth in each of sections 13.7 (Governing Law), 13.8 (Headings; Counterparts), 13.13 (Severability), 13.14 (Jurisdiction; Waiver of Jury Trial) and 12.15 (Enforcement) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.10          Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

SILVER SPIKE SPONSOR II, LLC
by its Manager:

SILVER SPIKE CAPITAL, LLC

By:
Name: [●]
Title: [●]

[Signature Page of Sponsor Letter Agreement]

SPAC:

SILVER SPIKE ACQUISITION CORP II

By:
	Name:	[●]
	Title:	[●]

[Signature Page of Sponsor Letter Agreement]

HOLDCO:

ELEUSIS INC.

By:
	Name:	[●]
	Title:	[●]

[Signature Page of Sponsor Letter Agreement]

COMPANY:

ELEUSIS HOLDINGS LIMITED

By:
	Name:	[●]
	Title:	[●]

[Signature Page of Sponsor Letter Agreement]